   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 24, 1999
                                                      REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                     THE SECURITIES ACT OF 1933, AS AMENDED
                            ------------------------

                              PHARMACYCLICS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                    DELAWARE                                        94-3148201
        (STATE OR OTHER JURISDICTION OF                          (I.R.S. EMPLOYER
         INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NUMBER)

                             995 EAST ARQUES AVENUE
                        SUNNYVALE, CALIFORNIA 94086-4521
                                 (408) 774-0330
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                            RICHARD A. MILLER, M.D.
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              PHARMACYCLICS, INC.
                             995 EAST ARQUES AVENUE
                        SUNNYVALE, CALIFORNIA 94086-4521
                                 (408) 774-0330
  (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                          CODE, OF AGENT FOR SERVICE)

                                    COPY TO:

           J. STEPHAN DOLEZALEK, ESQ.                          DAVID J. SEGRE, ESQ.
          JONATHAN P. SHANBERGE, ESQ.                           AMY E. REES, ESQ.
             KRISTINE H. LEE, ESQ.                            JAMIE W. STEWART, ESQ.
        BROBECK, PHLEGER & HARRISON LLP                  WILSON SONSINI GOODRICH & ROSATI
             TWO EMBARCADERO PLACE                           PROFESSIONAL CORPORATION
                 2200 GENG ROAD                                 650 PAGE MILL ROAD
          PALO ALTO, CALIFORNIA 94303                      PALO ALTO, CALIFORNIA 94304
                 (650) 424-0160                                   (650) 493-9300

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act of 1933, as amended, registration statement number of the earlier effective registration statement for the same offering. [X] 333-85043

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, as amended, check the following box and list the Securities Act of 1933, as amended, registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
                                      PROPOSED MAXIMUM      PROPOSED MAXIMUM      PROPOSED MAXIMUM
      TITLE OF EACH CLASS OF            AMOUNT TO BE         OFFERING PRICE          AGGREGATE           AMOUNT OF
   SECURITIES TO BE REGISTERED           REGISTERED            PER SHARE           OFFERING PRICE     REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value per
  share...........................       632,500(1)              $38.75             $24,509,375            $6,814
----------------------------------------------------------------------------------------------------------------------
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

(1) Includes an over-allotment option of 82,500 shares, which the underwriters have the option to purchase to cover over-allotments, if any.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

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
       INCORPORATION BY REFERENCE OF REGISTRATION STATEMENT NO. 333-85043


     Pharmacyclics, Inc. (the "Company") hereby incorporates by reference into this Registration Statement in its entirety the Registration Statement No. 333-85043 filed with the Securities and Exchange Commission (the "Commission") on August 12, 1999, as amended by Amendment No. 1 thereto filed with the Commission on September 3, 1999, as further amended by Amendment No. 2 thereto filed with the Commission on September 22, 1999, including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference therein.

                                 CERTIFICATION

     The Company hereby certifies to the Commission that (i) it has instructed its bank to pay the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission's account at Mellon Bank as soon as practicable (but no later than the close of business on September 24, 1999), (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) it will confirm receipt of such instructions by its bank during the bank's regular business hours no later than September 24, 1999.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California on this 23rd day of September, 1999.

                                          PHARMACYCLICS, INC.

                                          By:     /s/ RICHARD A. MILLER

                                            ------------------------------------
                                                  Richard A. Miller, M.D.
                                               President and Chief Executive
                                                           Officer
                                               (Principal Executive Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                                   TITLE                        DATE
                  ---------                                   -----                        ----

            /s/ RICHARD A. MILLER                President and Chief Executive      September 23, 1999
---------------------------------------------    Officer and Director (Principal
              Richard A. Miller                  Executive Officer)

                      *                          Vice President, Finance and        September 23, 1999
---------------------------------------------    Administration and Chief
                  Leiv Lea                       Financial and Accounting
                                                 Officer (Principal Financial
                                                 Officer)

                      *                          Director                           September 23, 1999
---------------------------------------------
             Phyllis I. Gardner

                      *                          Director                           September 23, 1999
---------------------------------------------
               Joseph S. Lacob

                      *                          Director                           September 23, 1999
---------------------------------------------
              Joseph C. Scodari

                      *                          Director                           September 23, 1999
---------------------------------------------
               Craig C. Taylor

*By: /s/ RICHARD A. MILLER
--------------------------------------------
     Richard A. Miller
     Attorney-in-fact

                              PHARMACYCLICS, INC.

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                               DESCRIPTION
-------                              -----------
  5.1        Opinion of Brobeck, Phleger & Harrison LLP
 23.1        Consent of Independent Accountants
 23.2        Consent of Brobeck, Phleger & Harrison LLP (included in
             Exhibit 5.1)
 23.3        Consent of Brinks Hofer Gilson & Lione, A Professional
             Corporation